                                                                    EXHIBIT 99.1


FOR FURTHER INFORMATION:   Sandy Fruhman, Media (713) 207-3123
                           Dennis Barber, Investors (713) 207-3042

FOR IMMEDIATE RELEASE:     March 15, 2002


                     RELIANT RESOURCES REPORTS 2001 EARNINGS

         Reliant Resources, Inc. (NYSE: RRI) reported earnings of $557 million, or $2.01 per diluted share, for the year ended December 31, 2001. This compares to reported earnings of $210 million for 2000. Fourth quarter 2001 reported earnings were $33 million, or $0.11 per share, compared to a loss of $42 million for the fourth quarter of 2000.

         In the 2001 periods, there were a number of unusual items that are detailed below on a diluted earnings per share, net of tax, basis. Giving effect to these items, 2001 adjusted diluted earnings per share were $2.07 for the year and a loss of $0.03 for the fourth quarter.

                                                             FOURTH
                                                            QUARTER       YEAR
                                                              2001        2001
                                                            --------    --------
Benefit plan restructuring charge ........................       --     $ (0.23)
Charge related to exiting communications business ........  $ (0.05)      (0.15)
Net gain related to the settlement of certain European
     energy segment stranded cost indemnification rights..     0.13        0.13
Gain related to valuation of NEA, an indirect equity
     investment ..........................................     0.06        0.18
Cumulative effect of accounting change ...................       --        0.01

In addition to the items noted above, the company took charges related to the Enron bankruptcy of $0.22 and $0.21 during the year and the fourth quarter 2001, respectively, on a diluted per share basis.

         "The past year was very unusual and challenging for our industry," said Steve Letbetter, chairman, president and chief executive officer of Reliant Resources. "Our wholesale and retail businesses performed very well despite regulatory and political uncertainty, a weaker economy, the collapse of Enron, as well as volatile and declining power and gas markets," Letbetter continued. "With a solid balance sheet, a diverse portfolio of generation assets and an attractive retail business, I'm confident that we are well positioned for success in 2002 and beyond, both on an individual company basis and relative to our peers."

          RESTATEMENT OF EARNINGS FOR SECOND AND THIRD QUARTERS OF 2001

         The company previously announced on February 5, 2002 that earnings for the second and third quarters of 2001 would be restated. Revised earnings for the second quarter are $228 million, or $0.82 per diluted share, and for the third quarter are $214 million, or $0.71 per diluted share. The net effect of the restatement is the recording of an additional $134 million of net income for the first nine months of 2001. The restatement relates to a correction in accounting treatment for a series of structured transactions that were inappropriately accounted for as cash flow hedges for the period of May 2001 through September 2001. These transactions should have been accounted for as derivatives with changes in fair value recognized in the company's income statement. Information regarding these transactions is available in the company's report on Form 8-K filed today with the Securities and Exchange Commission.

                           OPERATING INCOME BY SEGMENT

WHOLESALE ENERGY

         Operating income for the wholesale energy segment rose $414 million in 2001 to $899 million. The increase was primarily due to increased power generation sales volumes and margins, particularly in the Western region, and strong growth in trading and marketing volumes and margins for the year. Natural gas trading margins in 2001 increased significantly compared to 2000. Partially offsetting these improvements were a charge of $68 million related to the Enron bankruptcy, increased operation and maintenance costs related to our Mid-Atlantic power generation operations, increased corporate overhead allocations, legal and other expenses related to the energy crisis in California and higher depreciation costs.

          For the fourth quarter of 2001, the wholesale energy segment had an operating loss of $13 million, compared to operating income of $15 million in the fourth quarter of 2000. This decrease was due primarily to reduced trading margins, the Enron charge discussed above, California legal and other expenses and increased overhead allocations. Partially offsetting this decline were a decrease in bonus expense, decreased operations and maintenance expenses, decreased emission amortization expense and increased power generation margins. In addition, in the fourth quarter of 2000, a charge of $39 million was recorded against California receivables, while no such charge was recorded in the fourth quarter of 2001.

         Our wholesale energy segment reported income from equity investments in 2001 of $7 million compared to $43 million in 2000. The equity income in both periods primarily resulted from an investment in the El Dorado generating plant in Nevada, which became operational in May 2000. The equity income declined in 2001 primarily due to higher plant outages and reduced power prices realized by the project company.

         In 2001, power volumes increased by 88% for the year 2001 and 59% for the fourth quarter, compared to the 2000 periods. Natural gas volumes also increased by 52% for the year and by 36% for the fourth quarter.

EUROPEAN ENERGY

         The European energy segment produced operating income of $56 million in 2001, a decrease of $28 million compared to 2000. The decrease in operating income was primarily the result of a previously anticipated decline in margins from our Dutch generating assets in connection with the start of wholesale competition in the Netherlands on January 1, 2001. In addition, our European energy segment took a reserve of $17 million related to the Enron bankruptcy and experienced higher general and administrative and information technology costs largely related to the rapidly growing trading operation.

         Operating income benefited in 2001 from a $37 million net gain recorded in the fourth quarter related to a settlement of the stranded cost indemnity obligations of the former shareholders of REPGB B.V. (formerly UNA) and $30 million in efficiency and energy payments recorded in the second quarter from NEA B.V. (formerly SEP), which was the coordinating body for the Dutch generating sector prior to wholesale competition. Operating income also benefited from increased ancillary services and district heating revenues as well as improved power trading margins, excluding the Enron charge.

         In addition, the European energy segment recorded a gain of $51 million related to the valuation of NEA B.V., in which the company owns a 22.5 percent interest. This item is reported as equity income. During the fourth quarter of 2001, the company received confirmation from the tax authorities that the $51 million gain would not be taxable, and accordingly, the previously recorded $18 million tax reserve was reversed.

         For the fourth quarter of 2001, the European energy segment produced operating income of $33 million, an increase of $19 million over the same period of 2000. The increase was due primarily to the $37 million net gain related to the indemnity settlement discussed above, increased ancillary services revenue, and the reversal of accruals relating to the stranded cost indemnity and receivables for environmental tax assessments due to the settlement. The increase was partially offset by the effect of the start of wholesale competition in 2001 and the charge for the Enron bankruptcy.

RETAIL ENERGY

         The company's retail energy segment reduced its operating losses to $13 million in 2001, a $57 million reduction from 2000. The improvement resulted primarily from increased sales of energy and energy services to commercial and industrial customers, which are accounted for on a mark-to-market basis. Partially offsetting these earnings were increased personnel and employee related costs as well as system costs incurred in preparing for competition in the Texas retail electricity market.

         In the fourth quarter of 2001, the retail energy segment produced operating income of $0.5 million compared to a $30 million operating loss for the same quarter of 2000. This improvement resulted primarily from earnings of $45 million relating to contracts with commercial and industrial customers and the timing of certain advertising costs. Partially offsetting these improvements were the increased personnel and system expenses mentioned above.

OTHER OPERATIONS

         The other operations segment's operating loss increased by $119 million in 2001, to $180 million. The increase was primarily due to a $100 million charge relating to the redesign of benefit plans in anticipation of the separation of the company from Reliant Energy and a charge of $54 million relating to the disposition of the company's communications business. The operating loss for the fourth quarter of 2001 decreased to $18 million, from $37 million in the fourth quarter 2000, primarily due to the contribution of an asset to our charitable foundation in 2000 and decreased expenses at an eBusiness venture. These decreases were partially offset by a fourth quarter 2001 charge of $21 million relating to the disposition of the company's communications business.

                                OUTLOOK FOR 2002

         The company affirms its earnings guidance for 2002 of $1.80 to $2.00 per share. Additional outlook information is available on the company's website and in a Current Report on Form 8-K filed with the Securities and Exchange Commission today.

                       WEBCAST OF EARNINGS CONFERENCE CALL

         Reliant Resources has scheduled its fourth quarter and full year 2001 earnings conference call for Friday, March 15, 2002, at 10:00 a.m. Central Standard Time. Interested parties may listen to a live audio broadcast of the conference call at www.reliantresources.com. A replay of the call can be accessed approximately two hours after the completion of the call.

         Reliant Resources, based in Houston, Texas, provides electricity and energy services to wholesale and retail customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. The company has more than 21,000 megawatts of power generation capacity in operation, under construction or advanced development, or under contract in the U.S. It is one of the top marketers of both power and natural gas in North America. The company also has wholesale trading and marketing operations and nearly 3,500 megawatts of power generation in operation in

Western Europe. At the retail level, Reliant Resources provides a complete suite of energy products and services to 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, institutional and industrial customers. Reliant Resources currently is a majority-owned subsidiary of Reliant Energy (NYSE: REI).

                                      *****

         This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in Reliant Resources' business plans, financial market conditions and other factors discussed in Reliant Resources' filings with the Securities and Exchange Commission.

                                     -###-

                    Reliant Resources, Inc. and Subsidiaries
                      Statements of Consolidated Operations
                             (Thousands of Dollars)
                                   (Unaudited)



                                                                              Quarter Ended               Twelve Months Ended
                                                                              December 31,                    December 31,
                                                                      ----------------------------    ----------------------------
                                                                          2001            2000            2001            2000
                                                                      ------------    ------------    ------------    ------------

Revenues:
  Wholesale Energy                                                    $  6,153,039    $  6,800,664    $ 35,158,409    $ 19,142,177
  European Energy                                                          392,866         164,423       1,191,977         579,729
  Retail Energy                                                             95,294           4,801         210,500          64,077
  Other Operations                                                           2,532           2,378          10,983           5,939
  Eliminations                                                             (14,442)             --         (26,130)             --
                                                                      ------------    ------------    ------------    ------------
TOTAL REVENUES                                                           6,629,289       6,972,266      36,545,739      19,791,922
                                                                      ------------    ------------    ------------    ------------

EXPENSES:
  Fuel and cost of gas sold                                              2,481,990       4,333,033      15,805,156      10,581,827
  Purchased power                                                        3,873,590       2,334,484      18,734,328       7,852,084
  Operation and maintenance                                                111,066         156,810         510,759         435,006
  General, administrative and development                                   92,872         122,858         486,973         291,661
  Depreciation and amortization                                             67,420          63,331         246,764         193,682
                                                                      ------------    ------------    ------------    ------------
Total                                                                    6,626,938       7,010,516      35,783,980      19,354,260
                                                                      ------------    ------------    ------------    ------------
OPERATING (LOSS) INCOME                                                      2,351         (38,250)        761,759         437,662
                                                                      ------------    ------------    ------------    ------------

OTHER (EXPENSE) INCOME:
  Interest expense                                                         (11,048)        (12,839)        (63,268)        (42,337)
  Interest income                                                            8,056          10,172          26,645          17,732
  Interest income (expense) - affiliated companies, net                      4,589         (43,029)         12,477        (172,269)
  Gains (losses) from investments, net                                       7,025              77          22,040         (16,509)
  (Loss) income of equity investment of unconsolidated subsidiaries         (9,042)          9,752          57,440          42,860
  Gain on sale of development project                                           --              --              --          18,011
  Other, net                                                                 1,967             688           8,890           5,963
                                                                      ------------    ------------    ------------    ------------
Total other (expense) income                                                 1,547         (35,179)         64,224        (146,549)

(LOSS) INCOME BEFORE INCOME TAXES                                            3,898         (73,429)        825,983         291,113
INCOME TAX (BENEFIT) EXPENSE                                               (29,382)        (31,565)        271,594          88,593
                                                                      ------------    ------------    ------------    ------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE AND
  EXTRAORDINARY ITEM                                                        33,280         (41,864)        554,389         202,520
  Extraordinary item                                                            --              --              --           7,445
  Cumulative effect of accounting change, net of tax                            --              --           3,062              --
                                                                      ------------    ------------    ------------    ------------
NET INCOME (LOSS)                                                     $     33,280    $    (41,864)   $    557,451    $    209,965
                                                                      ============    ============    ============    ============



    Reference is made to the Notes to the Consolidated Financial Statements contained in Reliant Resources, Inc.'s Registration Statement, as amended, on
                      Form S-1 of Reliant Resources, Inc.

                    Reliant Resources, Inc. and Subsidiaries
            Selected Data From Statements of Consolidated Operations
                (Thousands of Dollars, Except Per Share Amounts)
                                   (Unaudited)



                                                                     Quarter Ended            Twelve Months Ended
                                                                      December 31,              December 31,
                                                                 ----------------------    ----------------------
                                                                   2001         2000         2001         2000
                                                                 ---------    ---------    ---------    ---------

AS REPORTED:

Basic and Diluted Earnings Per Common Share
  Income before cumulative effect of accounting change           $    0.11                 $    2.00
  Cumulative effect of accounting change, net of tax                    --                      0.01
                                                                 ---------                 ---------
  Net income                                                     $    0.11                 $    2.01

  Weighted Average Common Shares Outstanding (in thousands):
  - Basic                                                          291,657                   277,144
  - Diluted                                                        291,985                   277,473



OPERATING (LOSS) INCOME BY SEGMENT

  Wholesale Energy                                               $ (13,353)   $  14,618    $ 899,240    $ 484,580
  European Energy                                                   32,788       14,225       55,887       83,507
  Retail Energy                                                        478      (30,055)     (12,754)     (69,602)
  Other Operations                                                 (17,562)     (37,038)    (180,614)     (60,823)
                                                                 ---------    ---------    ---------    ---------

  Total                                                          $   2,351    $ (38,250)   $ 761,759    $ 437,662
                                                                 =========    =========    =========    =========



    Reference is made to the Notes to the Consolidated Financial Statements contained in Reliant Resources, Inc.'s Registration Statement, as amended, on Form S-1 of Reliant Resources, Inc.

                    Reliant Resources, Inc. and Subsidiaries
            Selected Data From Statements of Consolidated Operations
                              (Millions of Dollars)
                                   (Unaudited)

                                                                                 Quarter Ended                  Year Ended
                                                                                  December 31,                 December 31,
                                                                           --------------------------    --------------------------
                                                                            2001      2000     Change     2001      2000     Change
                                                                           ------    ------    ------    ------    ------    ------


Wholesale Energy Operating (Loss) Income
      Change in margin, excluding certain credit and refund provisions                         $  (47)                       $  676
      Change in operating, general and administrative expenses                                     29                          (182)
      Change in depreciation and amortization, except emission credits                             (8)                          (18)
      Change in amortization of emission credits                                                   19                             8
      California receivable and refund provisions                                                  47                            (2)
      Enron credit provision                                                                      (68)                          (68)
                                                                           ------    ------    ------    ------    ------    ------
      Total Change in Wholesale Energy Operating (Loss) Income                (13)       15       (28)      899       485       414

European Energy Operating Income
      Change in margins due to deregulation                                                       (35)                         (139)
      Change in margins due to NEA reimbursement                                                   --                            30
      Change in ancillary services margins                                                          7                            33
      Change in trading margins, excluding credit provision                                         2                             5
      Change in other margins                                                                       8                             5
      Net gain on stranded cost indemnity settlement                                               37                            37
      Change in operating, general and administrative expenses                                     16                            18
      Change in depreciation and amortization                                                       1                            --
      Enron credit provision                                                                      (17)                          (17)
                                                                           ------    ------    ------    ------    ------    ------
      Total Change in European Energy Operating Income                         33        14        19        56        84       (28)

Retail Energy Operating Income (Loss)
      Mark-to-market contract margins                                                              45                            74
      Change in other energy services margins                                                      (1)                           21
      Other (primarily preparation for retail competition)                                        (14)                          (38)
                                                                           ------    ------    ------    ------    ------    ------
      Total Change in Retail Energy Operating Income (Loss)                    --       (30)       30       (13)      (70)       57

Other Operations Operating Loss
      Curtailment and related enhancements of benefit plans                                        --                          (100)
      Communications business disposal charge                                                     (21)                          (54)
      Change in non-cash charitable contributions                                                  12                            15
      Other                                                                                        28                            20
                                                                           ------    ------    ------    ------    ------    ------
      Total Change in Other Operations Operating Loss                         (18)      (37)       19      (180)      (61)     (119)



Total Change in Operating Income                                                                   40                           324
                                                                                               ------                        ------

Change in Interest Expense                                                                          2                           (21)
Change in Interest Income                                                                          (2)                            9
Change in Interest Income/Expense - Affiliated Companies                                           48                           185
Change in Gains/Losses from Investments                                                             7                            12
Impairment Loss on Available-for-Sale Securities - 2000                                            --                            27
Change in Income from Wholesale Energy's Equity Investments                                       (19)                          (36)
Preacquisition Contingency Gain Related to NEA - 2001                                              --                            51
Gain on Sale of Wholesale Energy Development Project - 2000                                        --                           (18)
Other Changes in Non-operating Income                                                               1                             2
                                                                                               ------                        ------
      Total Change in Other Expense/Income                                                         37                           211
                                                                                               ------                        ------

Net Change in Income before Income Taxes                                                           77                           535

Extraordinary item
Change in Income Taxes                                                                             (2)                         (184)
Extraordinary Item Related to Extinguishment of Debt in 2000                                       --                            (7)
Cumulative Effect of Adoption of SFAS No. 133                                                      --                             3
                                                                                               ------                        ------

Change in Net Income                                                                           $   75                        $  347
                                                                                               ======                        ======







    Reference is made to the Notes to the Consolidated Financial Statements contained in Reliant Resources, Inc.'s Registration Statement, as amended, on
                      Form S-1 of Reliant Resources, Inc.

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Million of Dollars)
                                   (Unaudited)




                                                                                            WHOLESALE SEGMENT
                                                                          -------------------------------------------------------
                                                                          Quarter Ended December 31,    Year Ended December 31,
                                                                          --------------------------   --------------------------
                                                                              2001          2000         2001           2000
                                                                          ------------  ------------   ------------  ------------

RESULTS OF OPERATIONS:
Operating Revenues                                                        $      6,153  $      6,801   $     35,158  $     19,142
Operating Expenses:
  Fuel and cost of gas sold                                                      2,375         4,261         15,405        10,322
  Purchased power                                                                3,617         2,311         18,145         7,818
  Operation and maintenance                                                         94           116            349           237
  General, administrative and development                                           52            59            242           172
  Depreciation and amortization                                                     28            39            118           108
                                                                          ------------  ------------   ------------  ------------
    Total                                                                        6,166         6,786         34,259        18,657
                                                                          ------------  ------------   ------------  ------------
Operating (Loss) Income                                                   $        (13) $         15   $        899  $        485
                                                                          ------------  ------------   ------------  ------------

(Loss) income from equity investments of unconsolidated subsidiaries      $         (9) $         10   $          7  $         43
                                                                          ------------  ------------   ------------  ------------

WHOLESALE ENERGY MARGINS BY COMMODITY:
Gas                                                                       $         36  $         53   $        228  $        113
Power                                                                              195           175          1,432           896
Oil                                                                                  2            --             14            (5)
Other Commodities                                                                   (4)            1              2            (2)
Enron Reserve                                                                      (68)           --            (68)           --
                                                                          ------------  ------------   ------------  ------------
                                                                          $        161  $        229   $      1,608  $      1,002
                                                                          ============  ============   ============  ============

WHOLESALE ENERGY MARGINS BY ACTIVITY:
Power Generation                                                          $        133  $        142   $      1,303  $        805
Trading, Marketing and Risk Management                                              28            87            305           197
                                                                          ------------  ------------   ------------  ------------
                                                                          $        161  $        229   $      1,608  $      1,002
                                                                          ============  ============   ============  ============


TRADING, MARKETING AND RISK MANAGEMENT MARGINS REALIZED AND UNREALIZED:
Realized                                                                  $        (80) $        116   $        183  $        202
Unrealized                                                                         108           (29)           122            (5)
                                                                          ------------  ------------   ------------  ------------
                                                                          $         28  $         87   $        305  $        197
                                                                          ============  ============   ============  ============


TRADING MARGIN / VAR                                                              4.00          8.70          43.57         32.83


WHOLESALE ENERGY OPERATING DATA:
Physical natural gas BCF volume                                                    972           716          3,695         2,423

Physical Wholesale Power Sales (000's MWH)                                     110,211        69,509        380,405       201,939

Physical Oil Trading Revenues (000's Bbls)                                       1,745           232          8,772         1,489


WHOLESALE ENERGY VALUE AT RISK ANALYSIS:
(Assumes 95% confidence level and a one day holding period using variance/covariance model)




                                                                              2001          2000
                                                                          ------------  ------------

                                                                          $         9   $         15
  As of December 31,
  Year Ended December 31:                                                           7              6
                         Daily Average                                             18             35
                         Daily High                                                 2              1
                         Daily Low






          Reference is made to the Notes to the Consolidated Financial Statements contained in Reliant Resources, Inc.'s Registration Statement,
               as amended, on Form S-1 of Reliant Resources, Inc.

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Million of Dollars)
                                   (Unaudited)




                                                                                         EUROPEAN ENERGY
                                                                    ------------------------------------------------------------
                                                                     Quarter Ended December 31,       Year Ended December 31,
                                                                    ----------------------------    ----------------------------
                                                                        2001            2000            2001            2000
                                                                    ------------    ------------    ------------    ------------


RESULTS OF OPERATIONS:
Operating Revenues                                                  $        393    $        164    $      1,192    $        580
Operating Expenses:
  Fuel                                                                       106              72             400             260
  Purchased power                                                            253              23             589              34
  Operation and maintenance                                                  (27)             23              30              87
  General and administrative                                                   9              12              41              39
  Depreciation and amortization                                               19              20              76              76
                                                                    ------------    ------------    ------------    ------------
    Total                                                                    360             150           1,136             496
                                                                    ------------    ------------    ------------    ------------
Operating Income                                                    $         33    $         14    $         56    $         84
                                                                    ------------    ------------    ------------    ------------

EUROPEAN ENERGY MARGINS BY ACTIVITY:
Power Generation                                                    $         48    $         68    $        212    $        283
Trading, Marketing and Risk Management                                         3               1               8               3
Enron reserve                                                                (17)             --             (17)             --
                                                                    ------------    ------------    ------------    ------------
                                                                    $         34    $         69    $        203    $        286
                                                                    ============    ============    ============    ============



TRADING AND RISK MANAGEMENT MARGINS REALIZED AND UNREALIZED:
Realized                                                            $         (6)   $         --    $         --    $         --
Unrealized                                                                    (8)              1              (9)              3
                                                                    ------------    ------------    ------------    ------------
                                                                    $        (14)   $          1    $         (9)   $          3
                                                                    ============    ============    ============    ============


EUROPEAN ENERGY OPERATING DATA:
Physical Wholesale Power Sales (000's MWH)                                15,050           3,689          41,576          12,697




                                                                                          RETAIL ENERGY
                                                                    ------------------------------------------------------------
                                                                     Quarter Ended December 31,       Year Ended December 31,
                                                                    ----------------------------    ----------------------------
                                                                        2001            2000            2001            2000
                                                                    ------------    ------------    ------------    ------------

RESULTS OF OPERATIONS:
Operating Revenues                                                  $         95    $          5    $        211    $         64
Operating Expenses:
  Purchased power                                                             18              --              27              --
  Operation and maintenance                                                   39              14             110             101
  General and administrative                                                  35              20              76              29
  Depreciation and amortization                                                3               1              11               4
                                                                    ------------    ------------    ------------    ------------
    Total                                                                     95              35             224             134
                                                                    ------------    ------------    ------------    ------------
Operating Income (Loss)                                             $         --    $        (30)   $        (13)   $        (70)
                                                                    ------------    ------------    ------------    ------------



TRADING MARGINS REALIZED AND UNREALIZED:
Realized                                                            $          1    $         --    $          1    $         --
Unrealized                                                                    44              --              73              --
                                                                    ------------    ------------    ------------    ------------
                                                                    $         45    $         --    $         74    $         --
                                                                    ============    ============    ============    ============



                                                                                         OTHER OPERATIONS
                                                                    ------------------------------------------------------------
                                                                     Quarter Ended December 31,       Year Ended December 31,
                                                                    ----------------------------    ----------------------------
                                                                        2001            2000            2001            2000
                                                                    ------------    ------------    ------------    ------------


RESULTS OF OPERATIONS:
Operating Revenues                                                  $          2    $          2    $         11    $          6
Operating Expenses:
  Operation and maintenance                                                    6               5              21               9
  General and administrative                                                  (3)             31             128              52
  Depreciation and amortization                                               17               3              42               6
                                                                    ------------    ------------    ------------    ------------
    Total                                                                     20              39             191              67
                                                                    ------------    ------------    ------------    ------------
Operating (Loss) Income                                             $        (18)   $        (37)   $       (180)   $        (61)
                                                                    ------------    ------------    ------------    ------------






    Reference is made to the Notes to the Consolidated Financial Statements contained in Reliant Resources, Inc.'s Registration Statement, as amended, on Form S-1 of Reliant Resources, Inc.


FOR ADDITIONAL INQUIRIES PLEASE CONTACT:

Dennis Barber
(713) 207-3042